SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 10, 2007

LIBERTY RENEWABLE FUELS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-140098	20-5284919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3508 E. M-21

Corunna, Michigan 48817

(Address of principal executive offices including Zip Code)

(989) 743-1042

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 13, 2007, Liberty Renewable Fuels LLC (the “Company”) and ICM, Inc. (“ICM”) entered into an amended loan and security agreement (the “Loan Agreement”), pursuant to which the Company requested, and ICM agreed, to establish a revolving line of credit in favor of the Company in an amount up to $10,000,000. This Loan Agreement replaces in its entirety a prior version of the Loan Agreement executed on August 10, 2007. This Loan Agreement replaces and supersedes the Company’s existing indebtedness to ICM evidenced by a certain promissory note from the Company to ICM, dated July 20, 2007, in the original principal amount of $1,200,000. The Loan Agreement is attached to this Form 8-K as Exhibit 10.1, which exhibit is incorporated herein by reference.

As contemplated in the Loan Agreement, on August 10, 2007, the Company executed a revolving promissory note (the “Note”) for an amount up to $10,000,000. The Note is attached to this Form 8-K as Exhibit 10.2, which exhibit is incorporated herein by reference.

In order to induce ICM to enter into the Loan Agreement, David Skjaerlund, the President and Chief Executive Officer of the Company (“Skjaerlund”), entered into a Guaranty Agreement on August 10, 2007 (the “Guaranty”). Pursuant to the Guaranty, Skjaerlund absolutely and unconditionally guarantees the obligations of the Company under the Loan Agreement and the Note. The Guaranty is attached to this Form 8-K as Exhibit 10.3, which exhibit is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amended Loan and Security Agreement, dated as of August 13, 2007, by and between Liberty Renewable Fuels LLC and ICM, Inc.

10.2	Revolving Promissory Note, dated as of August 10, 2007, by Liberty Renewable Fuels LLC.

10.3	Guaranty Agreement, dated as of August 10, 2007, by David Skjaerlund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY RENEWABLE FUELS LLC (Registrant)

Dated: September 24, 2007	By:	/s/ David Skjaerlund
	Name:	David Skjaerlund
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended Loan and Security Agreement, dated as of August 13, 2007, by and between Liberty Renewable Fuels LLC and ICM, Inc.

10.2	Revolving Promissory Note, dated as of August 10, 2007, by Liberty Renewable Fuels LLC.

10.3	Guaranty Agreement, dated as of August 10, 2007, by David Skjaerlund.